As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-210321

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

_____________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARE METAL STANDARD, INC.

(Exact name of registrant as specified in its charter)

Idaho	7374	47-5572388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bare Metal Standard, Inc. 3604 S. Banner St. Boise, ID 83709 208-898-9379 E-mail: (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Bedal

3604 S. Banner St.

Boise, ID   83709

208-898-9379

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

______________________________

Copies of Communications to:

Frederick C. Bauman, Esq.

6440 Sky Pointe Dr., Ste 140-149, Las Vegas, Nevada 89131

702-533-8372

As soon as practicable after the effective date of this Post-Effective Amendment to Registration Statement

(Approximate date of commencement of proposed sale to the public)

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Units, each consisting of one share of common stock and one warrant (3)	$3,000,000	$302.10
Shares of common stock included as part of the Units (3)	—	(4)
Warrants included as part of the Units (3)	—	(4)
Shares of common stock underlying the Warrants included in the Units (3)	$12,000,000	$1,208.40
Total	$15,000,000	$1,510.50

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(3)	Offered pursuant to the Registrant’s initial public offering; 6,000,000 common shares and 6,000,000 warrants and 6,000,000 shares underlying the warrants.
(4)	No fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

BARE METAL STANDARD, INC.

6,000,000 Units

$0.50 per unit

each consisting of

one share of common stock, one warrant

 We have no intention to engage in a merger or other business combinations.

The company is registering in this prospectus 6,000,000 units, each unit consisting of one share of our common stock, one warrant and one share of common stock underlying the warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance.

Prior to this Offering, no public market has existed for the common stock of BARE METAL STANDARD, INC.  (BMS). The Company’s common stock is quoted on OTC Markets (ticker: “BRMT”), but an active market has not yet developed for our common stock.   There is no assurance that an active market for the Shares will ever develop.

This is the initial offering of common stock of Bare Metal Standard, Inc. and no active public market currently exists for the securities being offered.  We are offering for sale a total of 6,000,000 shares of common stock and 6,000,000 warrants and one share of common stock underlying the warrant exercisable at $2.00 expiring in 2 years at a fixed price of $0.50 per unit for the duration of this offering. The company is registering in this prospectus 6,000,000 units. Each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance. There is no minimum number of units that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered units.  We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account.  Any investor who purchases units in this offering will have no assurance that other purchasers will invest in this offering.  Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

The offering is being conducted on a self-underwritten, best efforts basis, which means our CEO, James Bedal, will attempt to sell the units. This Prospectus will permit our CEO to sell the units directly to the public, with no commission or other remuneration payable to him for any units he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

  Any investment in the Units offered herein involves a high degree of risk.  You should only purchase Units if you can afford a complete loss of your investment.

There is no minimum level of units required to be sold in order for this offering to proceed. We may only raise a nominal amount of proceeds that will only cover the offering expenses. An investor may lose all of their investment.

We are not a blank check company. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

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Until _____, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “BMS" and "Company" are to BARE METAL STANDARD, INC.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Our independent registered public accountant firm has issued an audit opinion for Bare Metal Standard, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Bare Metal Standard was incorporated in the State of Idaho on November 12, 2015 and our fiscal year end is October 31 The Company was formed to engage in the business of commercial kitchen grease exhaust system cleaning. The Company seeks to develop synergistic business franchises which provide services to restaurants, health care industry, prisons and schools throughout the United States.

The Company's website is Baremetalstandard.com.

On November 12, 2015 Bare Metal Standard (“Bare Metal”, “BMS” or the “Company”) was incorporated under the laws of the State of Idaho as a corporation capitalizing on the current growth in commercial kitchen. With the core competency of servicing commercial kitchen grease exhaust systems the Company’s strategy is to leverage this required service to capture a national footprint of commercial kitchen customers through the franchise model of their Bare Metal Standard brand. The Company is focused exclusively on the restaurant industry and specifically the engine that drives this business the commercial kitchen. The Company seeks to develop synergistic services required by commercial kitchens to keep them Safe, Health and Efficient. The Company views the market in three customer categories; a. Healthcare, b. Institutional and c. Restaurants.

Bare Metal Standard provides franchise opportunities in the services of commercial kitchen grease exhaust systems (GES).

Bare Metal Standard supports all its franchises through a centralized workflow system named Shifts Software that the company created and owns.  This application is capable of managing hundreds of franchisees and thousands of customer locations.  The workflow system exists on redundant servers throughout the USA to ensure connectivity. The company purchases consumables to leverage its buying power and maintain its uniformity. Our franchisees will purchase, directly from us, to maintain the same quality products and uniformity in our cleaning process.

The Company’s business model comes from the traditional franchise model that has proven to be successful for many service focused offerings.  The primary value of our business model is to leverage the knowledge, capital and passion, equipment and processes to build a national brand to deliver a consistent level of services throughout the United States and beyond. Once we are operational with clients the business model is secure with recurring revenue from the required service (by code NFPA 96) on a quarterly basis (quarterly is typical, some potential customers are monthly, every 2, 4, 6 months to a few who go annually). The NFPA (National Fire Protection Associations) guidelines are adopted by insurance companies and local fire departments for the safety of the public. It has become mandatory for industrial kitchens to maintain a monthly, quarterly or semiannual cleaning schedule depending on what they cook.   A barbecue restaurant would be required to clean their hoods monthly compared to a nursing homes semiannual cleaning. Local authority departments monitor these schedules with onsite inspections. Our mission is to transform this business sector into a rationalized national brand that will have the strength to expand throughout the United States and beyond.

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Our principal service is providing support and training for our franchisees helping them to become successful utilizing our proven track record. We do not own any patents or trademarks but we are licensed in the appropriate states that we offer under the franchising laws of that State.

Where you can find us:

 Corporate Office:

3604 S. Banner St.

Boise, ID   83709

208-898-9379

Sales and Marketing Office:

 3604 S. Banner St.

Boise, ID   83709

208-898-9379

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 Current Status of the Company

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act because we have more than nominal non-cash assets operations. Our business model is designed around five business units:

•	management services,
•	equipment manufacturing and leasing,
•	government/public affairs,
•	strategic partnerships,
•	branding.

Management Services – This is franchisee supportive services associated with the day – to – day support our franchisee expect from us to ensure they are properly utilizing the technology we provide to franchisees to run their businesses. These services will vary from franchisee to franchisee depending on the size and level of knowledge of each franchisee.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings, Inc. is considered a business. Thus, Taylor Brothers Holdings, Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity.

Bare Metal Standard is, currently, seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other discipline

Government/Public Affairs – Utilizing our affiliates we will assist the franchisee in navigating the local, state and at time federal regulations that drive customer compliance for the services we offer. Our business is regulated by fire code and with experience in this industry we are the thought leaders in our industry we will have an active team educating local, state and federal authorities as to the benefits of our system over alternatives. This team will also work with insurance carriers to help educate adjusters, agents and property owners.

Equipment manufacturing and leasing – Our business requires our franchisee to purchase service vehicles from us. We will develop relationships with auto manufactures and custom build shops to ensure we can deliver the best product and prices available to our franchisee. We anticipate leveraging our buying power for equipment and vehicles, and we will analyses the best locations to perform assembly of our systems into two major distributions centers in the United States.

Strategic Partnerships – One of the driving forces to us building a public company is to generate the capital to build a national network of franchisees that can service customers. They want to select Bare Metal Standard as the exclusive national provider, however, we must establish a National network of Franchisees to provide our services. We will have a team of 4-5 regional representatives that will be responsible for cultivating and ensuring the penetration of these strategic partnerships / customers.

Branding – Building a national brand will take hiring the best PR firm in Franchising. When someone decides to buy a franchise we must have the branding relationships with brokers in ever region in the USA to ensure we get the best franchisees available to run our businesses. Thus, Branding will consist of both building Broker relationships through the strength of a strong showing in franchise circles managed by a PR Firm to be selected.

Through our team and these units, we expect to drive revenues to our shareholders by working with local and federal governments and established industry partners. Our mission is to become the global leader in our field of expertise.

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We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets. As a public company we would have access to more financing options, as investors generally have greater liquidity to exit their investment.  However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company.  We anticipate this offering will cost $65,000 and we will incur $40,000 in professional fees to remain public in the next 12-months.

In order to proceed with our business plan, we will have to find additional sources of funds, like a second public offering, a private placement of securities or debt.  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations.

This is our initial public offering.  We are registering a total of 12,000,000 shares of our common stock for sale.  The company is registering in this prospectus 6,000,000 units, each unit consisting of one share of our common stock, one warrant and one share of common stock underlying the warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance.  The investors in the Company’s offering pursuant to this prospectus will pay $.50 per common unit for the duration of this offering.  The Company will issue the common stock purchase warrants exercisable at $2.00 24 months after issue date to investors on a “one-for-one” basis.  For each unit purchased the investor will receive one warrant to purchase one share expiring 24 months after issuance of common stock.  Each warrant entitles the holder to purchase one share of common stock. The Company will receive proceeds from the sale of the 6,000,000 units that are being registered.  The Company will receive $12,000,000 if all 6,000,000 warrants are exercised at $2.00 per share within 24 months.

This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

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Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements."

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

There is no minimum level of units required to be sold in order for this offering to proceed. We may only raise a nominal amount of proceeds that will only cover the offering expenses. An investor may loose all of their investment.

The offering is being conducted on a self-underwritten, best efforts basis, which means our CEO, James Bedal, will attempt to sell the units. This Prospectus will permit our President to sell the units directly to the public, with no commission or other remuneration payable to him for any Units he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Securities being Offered	An aggregate of 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.
Price per unit	The Company will sell their units at a fixed price per share of $0.50 for the duration of this Offering.
Securities Issued	31, 645, 000 per balance sheet restricted shares of common stock are issued and outstanding.
Offering Proceeds

The Company will receive the proceeds from the sale of the 6 million units that are being registered. The company will receive $3,000,000 if all the units are sold and $12,000,000 if all the 6,000,000 warrants are exercised at $2.00 per share within 24 months.

Registration costs	We estimate our total offering registration costs to be $105,000. This includes pay for legal expenses, accounting fees, transfer agent costs, filing fees, printing.
Common stock outstanding after offering	Assuming the completion of the sale of all 6,000,000 units in this offering, there will be 37,645,000 shares of common stock outstanding. If all the warrants exercisable at $2.00 24 months after issue date are exercised there will be 44,360,000 shares outstanding.

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Our officers and directors, control persons and/or affiliates will not purchase any units in this Offering.  Our executive officers and directors will own 79.3%% of our common stock if we sell all our units. If all our warrants are exercised they will own 68.4% of our common stock.

We do not intend to use any of the proceeds from the offering to pay for the registration fees of the offering. The cost of the registration fees shall be loaned to us from our officers and directors.

Our officers and directors will not receive any compensation from this offering.

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RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Units.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With BARE METAL STANDARD, INC.:

We have a limited operating history and have no profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 12, 2015 and we have not fully developed our proposed business operations and have no significant revenue.  We have limited operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to October 31, 2017 was $314,061 of which a substantial part is for professional fees in connection with this Offering.

Our independent registered public accountant has issued an audit opinion for Bare Metal Standard, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new franchisees
•	Our ability to generate sufficient revenue through the sale and royalties of our franchises.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Because our officers and directors have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Currently our officers and directors have other outside business activities and will only be devoting between 25-50% of their time, or 20-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient. When our Registration Statement becomes effective our President James Bedal will devote 100% of his time to Bare Metal Standard no longer creating a conflict with Taylor Brothers for his time. Their other business interests do not currently present a conflict of interest with their role for the Company. Their other business Taylor Brothers exclusively caters to their current and prospective customers such as hospitals, restaurants, sports arenas, military instillations to name a few. Bare Metal Standards will only deal with Franchisees. Bare Metal Standard will not pursue the same category of clients as Taylor Brothers. Their personal interests will not come into conflict with our interests and those of our minority stockholders. Additionally, we will not compete with their other business interests for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in units of our units. We have not yet adopted a policy for resolving such conflicts of interests.

Our controlling stockholders have significant influence over the Company.

As of October 31, 2017, the Company's officers and directors own 94.2% of the outstanding common stock. If all the units are sold our Company's officers and directors will own 79.2% of the outstanding stock. If all the warrants are exercised our Company's officers and directors will own 68.4% of the outstanding stock. As a result they will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our officers and director retains a controlling interest.

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Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

There are as yet no written agreements, and our officers and directors may decide to award themselves salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that have significant revenue in the near future.  We will be unable to support any higher salaries or other benefits for management, which will cause us to cease operations.

Risks Associated With This Offering

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended Operations. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. We have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2017, including a Form 10-K for the year ended October 31, 2017, assuming this registration statement is declared effective before that date. At or prior to March 31, 2017, we intend to voluntarily file a registration statement on Form S1 which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on October 31, 2017. If we do not file a registration statement on Form 8-A at or prior to October 31, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

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Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the limited trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

While our common stock trades on OTC Markets (ticker: BRMT) there is only a limited trading market for our common stock.

The lack of an active public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $40,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

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We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The company is offering 12,000,000 shares of common stock through this Prospectus.  They must sell these Units at a fixed price of $0.50 per unit for the duration of this offering. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our services and adversely affect our business and potential market share.

The market for our services is intensely and increasingly competitive and subject to rapidly changing cleaning technology and evolving standards. In addition, many companies in our target market are offering, or may soon offer, products and services that may compete with our services. Our current primary competitors generally fall into two categories: large companies and small one man operations.  We expect competition to increase as other established and emerging companies enter the market, as customer requirements evolve and as new products and cleaning technologies are introduced.

Many of our competitors, particularly large companies, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with our potential customers and extensive knowledge of the industry. As a result, they may be able to respond more quickly to new or emerging customers and changes in customer requirements.  Increased competition may lead to price cuts, alternative pricing structures or the introduction of products and services available for free or a nominal price. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Our ability to compete successfully in our market depends on a number of factors, both within and outside of our control. Some of these factors include ease and speed of service deployment and use, an, performance and scalability, the quality and reliability of our customer service and support, total cost of ownership, return on investment for the customer. Any failure by us to compete successfully in any one of these or other areas will adversely affect our business, results of operations and financial condition.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of our potential customers. In addition, our prospective indirect sales channel partners may establish cooperative relationships with our competitors.

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Our success is highly dependent on our ability to penetrate the market for our services as well as the growth and expansion of that market.

Our success will depend in large part on our ability to penetrate the existing market of potential franchisees. It is difficult to predict customer demand for our services, the size, growth rate and expansion of these markets, the entry of competitive products and services or the success of existing competitive products and services.

We are dependent on senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our products and services, and our strategic direction. We do not maintain “key person” insurance for any member of our senior management team. The loss of Mr. Bedal, the CEO of the company, would significantly delay or prevent the development of the franchises and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top talent, our business could be adversely affected.

Our success depends in part on our ability to identify, attract, integrate and retain franchisees, sales and other personnel, including technical talent from the industry. We face intense competition for qualified individuals from numerous other companies, including other commercial hood cleaning companies, many of whom have greater financial and other resources than we do. These companies also may provide more diverse opportunities and better chances for career advancement. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Our success depends on our ability to sell our product and establish an indirect sales channel.

We need to establish indirect sales and sales channel partners, such as original equipment manufacturers, supply partners, restaurant franchises. Indirect sales channel partners are becoming an increasingly important aspect of our franchise sales. We cannot be certain that we will be able to identify suitable indirect sales channel partners. We cannot be certain that we will be able to negotiate commercially-attractive terms with any channel partner, if at all.   There can be no assurance that our channel partners will comply with the terms of our commercial agreements with them or will continue to work with us when our commercial agreements with them expire or are up for renewal. If we are unable to maintain our relationships with these channel partners, or these channel partners fail to live up to their contractual obligations, our business, results of operations and financial condition could be harmed.

Economic uncertainties or downturns could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for us to forecast and plan future business activities accurately, and they could cause our potential customers to reevaluate their decisions to purchase our services. Also, potential customers may choose to develop in-house services as an alternative to using our services.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

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Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our results of operations and financial condition.

Any of our franchises may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in operations could negatively impact our business and results of operations, and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on our business, results of operations and financial condition.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

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USE OF PROCEEDS

We are registering a total of units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance for sale. The company will issue 6,000,000 common shares and, 6,000,000 common stock purchase warrants exercisable at $2.00 24 months after issue date to investors that invest.  Our offering is being made on a self-underwritten basis: no minimum number of units must be sold in order for the offering to proceed.  The offering price per unit is $0.50 for the duration of this offering. The Company will receive $3,000,000 from the sale of the 6,000,000 units that are being registered. The company will receive $12,000,000 if all the 6,000,000 warrants are exercised at $2.00 per share up to 24 months after issue date.

Percentage of share unit sold	33%	66%	100%

Net Proceeds	$990,000	$1,980,000	$3,000,000
Legal and Professional	$90,000	$180,000	$225,000
Lease expenses	---------	---------	----------
Web site operations	$120,000	$240,000	$350,000
Marketing Campaign	$300,000	$400,000	$600,000
Franchisees relations	$200,000	$450,000	$550,000
Salary	---------	-----------	-----------
Supplies	$205,000	$560,000	$975,000
Other expenses	$75,000	$150,000	$300,000

DETERMINATION OF OFFERING PRICE

While our common stock is traded on OTC Markets (Ticker: BRMT), an active trading market has not yet developed. Accordingly, the offering price of the shares of common stock and the conversion price of our warrants was determined arbitrarily by us.  The facts considered in determining the offering price and warrant conversion price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price and warrant conversion price, we took into consideration our capital structure and future financial needs.  The offering price of the units does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, we took into consideration our capital structure.

Prospective investors are invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors are also invited to visit our offices.

The price of the current offering is fixed at $0.50 per unit for the duration of this offering. This price is significantly higher than the price paid by the Company’s officers for common equity since the Company’s inception on November 12, 2015. James Bedal, the Company's CEO, Michael Taylor, the Company’s President and Jeffrey Taylor, the Company’s Secretary each received 10,000,000 restricted common shares at $0.001 to offset the expenses they have incurred to get to this point. They received their shares for reimbursement for expenses incurred such as organizational fees and legal fees. The units they received for their investment is not part of this registration statement. Their investments were not loans.

As of October 31, 2017, the historical net tangible book value was $39,489 or approximately $0.0012 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2017.

Assuming the completion of the sale of all 6,000,000 Units in this offering, there will be 37,845,000 shares of common stock outstanding.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

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Offering Proceeds

We will receive from the sale of the 6,000,000 units, each unit consisting of one share of our common stock, one warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance $3,000,000 if all the units are sold.  The company will receive $12,000,000 if all the 6,000,000 warrants are exercised at $2.00  per share up to 24 months after issue date.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 of Preferred Stock, par value $0.001 per share.

As of October 31, 2017 there were 31, 645, 000 common shares of our common stock issued and outstanding and no preferred shares outstanding.  Our three directors own 30,000,000 shares and an outside advisor owned 1,000,000 and 475,000 were stock issued for cash to 32 investors.

We are registering 6,000,000 units, each unit consisting of one share of our common stock, one warrant and one share of common stock underlying the warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance to sell at a price of $0.50 for the duration of this offering. The warrants are exercisable at $2.00 a share up to 24 months after issue date. They are being sold as a Unit. Each Unit consists of one common share and one warrant at $0.50 a unit for the duration of this offering.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Idaho for a more complete description of the rights and liabilities of holders of the Company's securities.

Cumulative Voting

Holders of shares of our common stock do have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

Frederick C. Bauman, Esq. has issued an opinion that the units being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Bare Metal Standard, Inc., as of October 31, 2017, are included in this prospectus and have been audited by Malone Bailey, LLP certified public accountants, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

We issued Alan Shinderman 1,000,000 shares for his consulting in advising the company on how to go public and he is still advising the company on other issues as we grow. We valued Mr. Shinderman’s shares at $1,000 for his work. Mr. Shinderman’s shares are not part of the shares being registered in this registration statement. Alan Shinderman is also President of Quicksilver stock Transfer our Securities and Exchange Registered Transfer Agent. We do not have a time table with Mr. Shinderman as he is being paid for an ongoing relationship. Mr. Shinderman is not a stock promoter as defined in Regulation C, rule 405 and has never been an officer or Director of Bare Metal Standard Mr. Shinderman is not an expert under rule S-K Rule 509.

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DILUTION

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

The following table illustrates per share unit dilution that may be experienced by investors at various funding levels based on a total offering of 6,000,000 units:

Funding Level	33%	66%	100%
Proceeds	990,000	1,980,000	3,000,000
Shares Outstanding due to Funding	1,980,000	3,960,000	6,000,000
Total Shares Outstanding	33,625,000	35,605,000	37,645,000
Offering Price per Unit	$0.50	$0.50	$0.50
Net Tangible Book Value per Unit Previous to Offering	$0.0012	$0.0012	$0.0012
Increase per Share Attributable to Investors	$0.030	$0.056	$0.081
Pro Forma Net Tangible Value per Share After Offering	$0.03	$0.057	$0.081
Dilution to Investors	$0.470	$0.443	$0.419
Dilution as a Percentage of Offering Price	94%	88%	84%

The net tangible book value (NTBV) of $39,489 per the October 31, 2017 audit financials was used to calculated the NTBV per unit prior to offering

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

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INFORMATION WITH RESPECT TO THE REGISTRANT DESCRIPTION OF BUSINESS

On November 12, 2015 Bare Metal Standard (“Bare Metal”, “BMS” or the “Company”) was incorporated under the laws of the State of Idaho as a corporation capitalizing on the current growth in commercial kitchen. With the core competency of servicing commercial kitchen grease exhaust systems, the Company’s strategy is to leverage this required service to capture a national footprint of commercial kitchen customers through the franchise model of their Bare Metal Standard brand. The Company is focused exclusively on the restaurant industry and specifically the engine that drives this business the commercial kitchen. The Company seeks to develop synergistic services required by commercial kitchens to keep them Safe, Health and Efficient. The Company views the market in three customer categories; a. Healthcare, b. Institutional and c. Restaurants.

Bare Metal Standard provides franchise opportunities in the services of commercial kitchen grease exhaust systems (GES).

Bare Metal Standard supports all its franchises through a centralized workflow system named Shifts Software that the company created and owns.  This application is capable of managing hundreds of franchisees and thousands of customer locations.  The workflow system exists on redundant servers throughout the USA to ensure connectivity. The company purchases consumables to leverage its buying power and maintain its uniformity. Our franchisees will purchase, directly from us, to maintain the same quality products and uniformity in our cleaning process.

The Company’s business model comes from the traditional franchise model that has proven to be successful for many service focused offerings.  The primary value of our business model is to leverage the knowledge, capital and passion, equipment and processes to build a national brand to deliver a consistent level of services throughout the United States and beyond. Once we are operational with clients the business model is secure with recurring revenue from the required service (by code NFPA 96) on a quarterly basis (quarterly is typical, some potential customers are monthly, every 2, 4, 6 months to a few who go annually). The NFPA (National Fire Protection Associations) guidelines are adopted by insurance companies and local fire departments for the safety of the public. It has become mandatory for industrial kitchens to maintain a monthly, quarterly or semiannual cleaning schedule depending on what they cook.   A barbecue restaurant would be required to clean their hoods monthly compared to a nursing homes semiannual cleaning. Local authority departments monitor these schedules with onsite inspections. Our mission is to transform this business sector into a rationalized national brand that will have the strength to expand throughout the United States and beyond.

Our principal service is providing support and training for our franchisees helping them to become successful utilizing our proven track record. We do not own any patents or trademarks but we are licensed in the appropriate states that we offer under the franchising laws of that State.

We are registered in all the States in the United States to sell and operate our franchises except the following 10 States;

California	Hawaii	Illinois
Maryland	Michigan	New York
North Dakota	South Dakota	Rhode Island
Wisconsin

 We intend to register in the remaining States as needed.

We have entered into an agreement with Taylor Brothers Inc. (a company with common officers and shareholders) to use three of their offices. The rent will be $5,000 per month, when Bare Metal Standard completes required funding to support ongoing operations.

On March 1, 2017, we entered into a management agreement with Taylor Brothers Holdings Inc., which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings Inc. is considered a business. Thus, Taylor Brothers Holdings Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity. For purposes of the following discussion, we compare the combined results of Bare Metal Standard Inc. for the eight months ended October 31, 2017 and Taylor Brothers Holdings for the four months ended February 28, 2017, to the results of Taylor Brothers Holdings Inc. for the 12 months ended October 31, 2016. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these periods.

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We believe that our potential customers understand the financial and reputational risks associated with inadequate maintenance of their kitchen hoods and that our high-quality, professional services are low-cost expenditures when compared to the alternative of failing to perform essential maintenance. We strive to be the service provider of choice and believe the commercial kitchen industry of over 1million locations in the United States collectively have recognized the value proposition of complying with the required fire and insurance regulations. As evidenced by our long-standing customer relationships our management team has and the high rate at which our customers renew their contracts from year to year we are confident Bare Metal Standard possesses the tools required to develop a national brand with franchisees in every major market within the United States.

Our focus on attracting and retaining new customers as our franchisees begins with our associates in the field, who interact with commercial kitchen managers, fire departments, insurance companies and facility managers every day. Our associates bring a strong level of passion and commitment to the Bare Metal Standard brand. We have extensive experience to bring to our new company. Our field organization is supported by dedicated customer service and call center personnel. Our culture of continuous improvement drives an intense focus on the quality of the services delivered, which we believe produces high levels of customer satisfaction and, ultimately, customer retention and referrals.

Our expansion, both in existing markets of potential franchisees, where we have capacity to increase our local market position with franchises, and in new markets through detailed assessments of local economic conditions and demographics, we have identified target markets where we see opportunities. We intend to grow our presence through strategic franchise expansions and additional licensing agreements.

Competition

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to complete our raise of capital so that we can award franchisees in all major markets inside the United States and are confident our process and procedures are capable of supporting a healthy competition for customers in all three customer categories; Healthcare, Institutional and Restaurant.

Moreover, as compliance to authority having jurisdiction (fire dept. insurance co. health dept.) requirements increase demand for the servicing of commercial kitchen grease exhaust systems increases, new companies may enter the market and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars at the Restaurant category; however, at this point we have a technological advantage on the more complicated systems found in Healthcare and Institutional customer categories. Thus, there is a significant risk of for markets where we have yet to place a franchisee, providing new competitors the time to improve their technology and gain a foothold in markets we are absent.

Intellectual Property

We rely or plan to rely on a combination of trademark, copyright, trade secret and patent laws in the United States, as well as confidentiality procedures and contractual provisions to protect our commercial kitchen grease exhaust system maintenance methodologies and any new methodologies we might develop in the future. We currently have no pending patents nor trademarks.

From time to time, we expect that we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts management has taken to protect its proprietary rights may not be sufficient or effective. Any significant impairment of its intellectual property rights could harm the existing business, the brand and reputation, and the ability of the business to compete on a going forward basis. Also, protecting our intellectual property rights could be costly and time consuming.

Results of Operations

Successor and Predecessor Financial Presentation

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

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For the eight month ended October 31, 2017, Bare Metal Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor):

on March 1, 2017, we entered into a management agreement with Taylor Brothers Holdings Inc., which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchisee agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc. under Regulation S-X for reporting purposes Taylor Brother Holdings Inc. is considered a business. Thus, Taylor Brothers Holdings Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity. For purposes of the following discussion, we compare the combined results of Bare Metal Standard Inc. for the eight months ended October 31, 2017 and Taylor Brothers Holdings for the four months ended February 28, 2017, to the results of Taylor Brothers Holdings Inc. for the 12 months ended October 31, 2016. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these periods.

Revenue

During the eight months ended October 31, 2017, Bare Metal (Successor) generated franchise fee revenue, from non-related parties of $292,996 plus $87,925, generated by Taylor Brothers Holdings (Predecessor) for the four months ended February 28, 2017, compared to $292,788 generated by Taylor Brothers Holdings (Predecessor) during the fiscal year ended October 31, 2016. During the eight months ended October 31, 2017, Bare Metal (Successor) generated $201,429 plus $59,363, by Taylor Brothers Holdings (Predecessor) during the four months ended February 28, 2017, from related party franchisees while Taylor Brothers Holdings (Predecessor) generated $323,019, from related parties, during the twelve months ended October 31, 2016. Total revenue from franchise fees, from all franchisees, totaled $494,425 for the eight months ended October 31, 2017 plus $147,288 compared to $615,807 for the year ended October 31, 2016. Although revenue from related party franchisees decreased, due to the acquisition of long term equipment, by Taylor Brothers (Predecessor) during the year ended October 31, 2016, organic growth from other franchisees more than offset the decrease. Management anticipates revenues to increase once the franchise initiatives are funded and underway. None of the initiatives have begun.

For the eight months ended October 31, 2017, Bare Metal (Successor) experienced a net loss of $79,822 plus $64,074 by Taylor Brothers. Holdings for the four months ended February 28, 2017, as compared to Taylor Brothers Holdings (Predecessor) net income of $2,149 for the previous year. This primarily resulted from higher general & administrative expenses $255,688 during fiscal 2017 compared to $152,976 for fiscal 2016. Also, administrative and officer compensation increased slightly to $438,917 for the year ended October 31, 2017 from $428,441 for the year ended October 31, 2016. The higher level of general and administrative expense is likely to continue given the costs of maintaining the company as a public company.

Bare Metal (Successor) generated total revenues of $494,425 for the eight months ended October 31, 2017, plus $147,288, generated by Taylor Brothers Holdings (Predecessor) for the four months ended February 28, 2017 compared to $615,807 of revenue generated by Taylor Brothers (Predecessor) during the year ended October 31, 2016. As of October 31, 2017, Bare Metal (Successor) had an accumulated deficit of $314,061. There can be no assurances that the Company can achieve or sustain profitability or that the Company's operating losses will not increase in the future.

Liquidity and Capital Resources

The Company is authorized to issue 80,000,000 shares of its $0.001 par value common stock. As of October 31, 2017, the Company has 31,645,000 shares of common stock issued and outstanding. As of October 31, 2017, the Company had current assets of $85,839 and current liabilities of $46,350.

The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity, activities and operations. In order for the Company to remain a going concern it will need to find additional capital or generate revenues. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

Management believes the Company has sufficient cash assets, coupled with Managements’ ability to provide additional funds through the sale of equity securities, to fund its operations and keep the Company fully reporting for the next twelve (12) months.

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Working Capital

Bare Metal (Successor) as of October 31, 2017 had current assets of $85,839 and current liabilities of $46,350 or working capital of $38,489 compared to Taylor Brothers (Predecessor) as of October 31, 2016, which had current assets of $109,256 and current liabilities of $205,969 or a negative working capital of $96,713.

Operating Activities

During the eight months ended October 31, 2017, Bare Metal (Successor) utilized cash in the amount of $75,038 and $17,953 used by Taylor Brothers Holdings Inc. (Predecessor) for the four months ended February 28, 2017, to pay for operating activities, compared to $4,739 of cash provided by Taylor Brothers (Predecessor) operations for the twelve months ended October 31, 2016 (Predecessor).

Investing Activities

Neither Bare Metal (Successor) nor Taylor Brothers (Predecessor) generated any funds from investing activities during the eight months ended October 31, 2017, the four months ended February 28, 2017 nor the year ended October 31, 2016 (Predecessor).

Financing Activities

During the eight months ended October 31, 2017 Bare Metal (Successor) sold 60,000 common stock for $30,000 cash. During the four months ended February 28, 2017 Taylor Brothers Holdings (Predecessor) repaid $34,587 of related party notes payable and $2,839 of notes payable. During that same time period Taylor Brothers received $2,250 from a related party note payable. As a result, Bare Metal (Successor) received $30,000 from financing activities during the eight months ended October 31, 2017, while Taylor Brothers Holdings, (Predecessor) used $35,176 during the four months ended February 28, 2017 compared to Taylor Brothers (Predecessor) receiving $28,635 during the year ended October 31, 2016. The change is mainly due to the borrowings of approximately $109,000 and repayments of approximately $80,000 during October 31, 2016 (Predecessor) compared to no borrowings or loan repayments during the eight months ended October 31, 2017 (Successor).

Plan of Operation

Bare Metal’s (Successor) plan of operation is to provide franchise opportunities in the services of commercial kitchen grease exhaust systems (GES) as well as providing franchisee management systems in other industries. As of October 31, 2017, we had $6,509 cash on hand and accounts receivable of $31,004 plus $16,355 accounts receivable from a related party. Management believes, without any additional funding or revenues, the Company has to continue to sell equity securities to finance its operations and continued growth. We will apply any proceeds from future revenues to help cover our expenditures. At this time, management anticipates it will be required to seek outside funding to keep its business operational for the next twelve months, and will continue its efforts to seek additional funding.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Going Concern

Our independent auditors included an explanatory paragraph in their report on the October 31, 2017 audited financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations.

Therefore, management plans to raise equity capital to finance the operating and capital requirements of the Company. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Summary of any product research and development that we will perform for the term of our plan of operation.

We do not anticipate performing any product research and development under our current plan of operation.

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Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant changes in the number of employees.

As of October 31, 2017, Bare Metal (Successor) had four full time employees and two officers. We are dependent upon our two officers for our future business development. As our operations expand we anticipate the need to hire additional employees, consultants and professionals; however, the exact number is not quantifiable at this time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Revenue Recognition: The Company's revenue is derived from the sale of franchises, and products, services and the training necessary to support the franchisees under its Management agreement with Taylor Brothers, and a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services.

The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue when a franchise agreement has been entered into and the franchise fee received. The Company recognizes revenue from the sale of products, royalties, and services when the product has been shipped or the services have been provided in accordance with the contract entered into with the customer. Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers. The Company has no responsibility for collections, of trade debt, owed to a franchisee by the franchisees’ clients and therefore will not create an allowance for potential uncollectable obligations owing to it by the franchisee, unless it is determined that the franchisee will default on its obligation the Company. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

New Accounting Standards

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

Summary of Significant Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our consolidated financial statements.

Our significant accounting policies are summarized in Note 2 of our consolidated financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

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PLAN OF OPERATIONS

We have no assurance we will sell 100% of the units as anticipated.  Therefore we have provided for three possible ways of continuing operations.  We have developed plan of operations considering sale of 33%, 66% and 100% of the units respectively.  Minimum estimated amount necessary to start our business is $82,500.  We need assets to cover our costs for general business and administrative costs, marketing costs, raw materials.

IF 33% OF THE UNITS SOLD

($990,000 RAISED)

1. Office.

Time frame: completed

Estimate cost: $0.00

In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL FRANCHISE PARTNERS

Time frame: 1st - 12 months.

Estimate cost: $200,000

We already had telephone negotiations with potential franchisees, which have shown interest for our services and are ready to continue negotiations once we start our business plan.

We plan to continue negotiations with them after completion of our public offer and start of our franchising process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing

Time frame: 2nd month.

Estimate cost: $300,000

We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities.  We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a  priority. We will also retain a marketing firm who specializes in franchises.

Leaflets, booklet, catalogues, other printed advertisement	Internet advertising, banners, landing pages, groups in social networks	Marketing Firm	TOTAL:
$50,000	$150,000	$100,000	$300,000

4. SUPPLIES.

Time frame: 3rd - 4th months.

Estimate cost: $250,000

We anticipate maintaining an inventory of products that our franchisees have to buy from us.

5. SALARIES.

Time frame: 4th month - forward

Estimated cost: unknown (depends on sales volumes)

We plan to hire district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.

They will also be attending industry conventions to recruit new franchisees.

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6 OTHER EXPENSES.

Time frame: 1st - 12th months

Estimated cost: $240,000

We anticipate our legal fees and unforeseen expenses our first year in business. We are allowing for a cushion for any unseen expenses so it does not affect our business plan.

TOTAL COST OF ALL OPERATIONS: $990,000

To implement our plan of operations ($990,000) and pay ongoing legal fee associated with public offering we require a minimum of $102,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on operations as described above.

IF 66% OF THE UNITS SOLD

($1,980,000 RAISED)

1. Office.

Time frame: completed

Estimate cost: $60,000

In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709. If we succeed in raising 66% of our goal, we will begin to pay $5,000 a month in rent to the Taylor Brothers.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL FRANCHISE PARTNERS

Time frame: 1st - 12 months.

Estimate cost: $450,000

We already had telephone negotiations with potential franchisees, which have shown interest for our services and are ready to continue negotiations once we start our business plan.  We plan to continue negotiations with them after completion of our public offer and start our franchising process. We will have to do extensive travel to meet our objectives and service our clients.

3. Marketing

Time frame: 1st month.

Estimate cost: $400,000

We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority. We will also retain a second marketing firm who specializes in franchises.

4. SUPPLIES.

Time frame: 3rd - 4th months.

Estimate cost: $350,000.

We anticipate maintaining an inventory of products that our franchisees have to buy from us exclusively as part of their franchise agreement.

5. SALARIES.

Time frame: 4th month - forward

Estimated cost: $ 360,000

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We will hire 4 district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.

They will also be attending industry conventions to recruit new franchisees.

6 OTHER EXPENSES.

Time frame: 1st - 12th months

Estimated cost: $280,000

We anticipate unforeseen expenses our first year in business. We are allowing for a cushion for any unseen expenses so it does not affect our business plan.

TOTAL COST OF ALL OPERATIONS: $106,000

To implement our plan of operations ($106,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing our services.

IF 100% OF THE UNITS SOLD

($3,000,000 RAISED)

1. Office.

Time frame: completed

Estimate cost: $120,000

In the beginning of our operations we will be working from our officers existing offices at Taylor Brothers, Inc.  The address of the company is 3604 Banner Avenue, Boise, Idaho 83709. If we succeed in raising 100% of our goal, we will begin to pay $10,000 a month in rent to the Taylor Brothers. This will allow us to utilize warehouse space and a training facility.

2. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS

Time frame: 1st - 12 months.

Estimate cost: $550,000

We already had telephone negotiations with potential franchisees, which have shown interest for our services and are ready to continue negotiations once we start our business plan.

We plan to continue negotiations with them after completion of our public offer and start our franchising process. We will have to do extensive travel to meet our objectives and service our clients. If we raise 100% of our goal we would be able to spend more time on the road pursuing our regions.

3. Marketing

Time frame: 1st month.

Estimate cost: $600,000

We will prepare advertising flyers, booklets and souvenirs for handing out at industry conventions, sending out to potential clients by mail, etc. Marketing our clients will also have to be a priority. We will also retain a second marketing firm who specializes in franchises.

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4. SUPPLIES.

Time frame: 3rd - 4th months.

Estimate cost: $600,000.

We anticipate maintaining an inventory of products that our franchisees have to buy from us exclusively as part of their franchise agreement.  As our growth increases our inventory will have to increase. Some of these products will be used in our training facility.

5. SALARIES.

Time frame: 4th month – and forward

Estimated cost: 530,000

We will hire 4 district sales managers, whose salaries will make 15% of monthly sales. Our district sales manager will support all new franchisees and identify potential new franchisees and areas.

They will also be attending industry conventions to recruit new franchisees. We will hire additional support staff for our office and training facility.

6. OTHER EXPENSES.

Time frame: 1st - 12th months

Estimated cost: $600,000

We might have to spend more on other expenses that might include equipment, office furniture, vehicles and unforeseen expenses new companies encounter.

TOTAL COST OF ALL OPERATIONS: $3,000,000

To implement our plan of operations ($3,000,000) and pay ongoing legal fee associated with public offering we require a minimum of $165,000 as our accounting fees will increase.

FINANCE

We plan to implement our business plan as soon as funds from public offering become available.

In summary, during 1st-4th month we should have established our office, developed our territory goals and signed our first franchise.  After this point we should be ready to start more significant operations and generate revenue.  During months 5th-12th we will be executing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion of our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

.  We have a limited operating history.  We cannot guarantee we will be successful in our business operations.   Our business  is  subject  to  risks  inherent  in  the establishment of a new business enterprise,  including limited capital resources and  possible cost overruns due to price and cost increases in services and products.

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We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Additional contact information can be found on the company’s web site baremetalstandard.com.

BARE METAL STANDARD, INC.  has limited revenue and has sustained an accumulated net loss of $314,061 for the period since inception (November 12, 2015) to October 31, 2017.  Since we have no significant revenues, we have relied upon the sale of our securities to investors for funding.

The company has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  The company, its officers and directors, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

We currently have six employees. Our CEO performs all duties related to the operations of this business. We also plan to utilize additional independent contractors on a part-time/as needed basis.

However, there are as yet no written agreements, and our officers and directors may decide to award themselves salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that we will have significant revenue in the near future.  We will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

James Bedal	55	CEO, Director

Michael Taylor	57	President, Director

Jeffrey Taylor	60	Secretary, Director

The following is a brief description of the business experience of our executive officers;

James Bedal  - CEO, Director

James Bedal has been involved in business development since 1991. He began his product and market development career by introducing products into Japan, Korea, Australia, Singapore and China. James has served as an international market manager for Trus Joist and Extended Systems both Idaho Companies. James shifted his focus from international to domestic in 2002 when he began consulting and working in on a variety of new start-ups. As the VP of Marketing James launched products for law enforcement in 2003, 2004, and began working in the Commercial Kitchen Exhaust industry in 2005.

Jeffrey Taylor  - Secretary, Director

Jeff Taylor is the brother of Mike Taylor and also grew up in the family business in 2004 and has since been developing his skills in both operations to include purchasing. Jeff’s personality and skills make him a great fit for the detailed requirements of supporting our franchisees.

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Michael Taylor  - President, Director

Mike Taylor grew up in the family business of commercial kitchen exhaust service. Mike has never left the business and has been instrumental in creating and integrating his unique techniques and process that will Make Bare Metal Standard a leader in its category of commercial kitchen exhaust service companies. In 1989 Mike Taylor became founding members of International Kitchen Exhaust Cleaning Association, an organization that helped organize many small businesses performing kitchen exhaust cleaning in the United States of America. Mike has the experience required to train and maintain a level of quality Bare Metal Standard will build its brand around.

Our officers and directors listed above are also the officers and directors of Taylor Brothers, Inc. They do not compete for business as Taylor Brothers does not sell franchises like Bare Metal Standard. Taylor Brothers has discontinued selling franchises November of 2015 when they opened Bare Metal Standard for the exclusive reason of selling franchises and supporting them.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our officers and directors for the years ended October 31, 2016 and 2017:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Bedal	2016 2017	91,800 93,832							91,800 93,832
Michael Taylor	2016 2017	101,030 101,157							101,030 101,157

Jeffrey Taylor	2016 2017	- -							- -

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Director Compensation

None

Equity Compensation Plans

The following table set forth information regarding the outstanding equity awards as of October 31, 2017 for our officers and directors:

Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Bedal	-	-	-	-	-	-	-	-	-
Michael Taylor
Jeffrey Taylor	-	-	-	-	-	-	-	-	-

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Idaho Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning  the number of shares of our common stock owned  beneficially  as of October 31, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii) our  director,  and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percentage

Common Shares	James Bedal 2625 W Appollo Street Boise, Idaho 83705	10,000,000	31.4%

Common Shares	Michael Taylor 2625 W Appollo Street Boise, Idaho 83705	10,000,000	31.4%

Common Shares	Jeffrey Taylor 2625 W Appollo Street Boise, Idaho 83705	10,000,000	31.4%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of October 31, 2017, there were 31, 645, 000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Bare Metal Standard has 31,845,000 shares of common stock issued and outstanding as of the date of this prospectus. The company is registering in this prospectus 6,000,000 units, each unit consisting of one share of our common stock, one warrant and one share of common stock underlying the warrant. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 within 24 months of issuance for durational of this offering.

In connection with the Company's selling efforts in the offering, James Bedal will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides  an  exemption  from  the broker-dealer   registration  requirements  of  the  Exchange  Act  for persons associated  with an issuer  that  participate  in an  offering  of the  issuer's securities. James Bedal is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.  James Bedal will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  James Bedal is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, James Bedal will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  James Bedal will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our CEO James Bedal as Agent for the Issuer will solicit in person known business associates, family and friends to invest.  Bare Metal Standard will receive all proceeds from the sale of the 12,000,000 shares being offered.  The price per unit is fixed at $0.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business. We anticipate being a governmental contractor. We may be, however, subject to United States expert control restrictions.

Reports to Security Holders

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is HYPERLINK "http://www.sec.gov" www.sec.gov.

As a result of our filing a Form 8-A to register our common stock the Securities Exchange Act of 1934, we file periodic reports with the Securities and Exchange Commission through October 31, 2017, including a Form 10-K for the year ended October 31, 2017. As a result of our filing, a registration statement on Form 8-A, we are subject to all of the reporting requirements of the 1934 Act. This requires us to file quarterly and annual reports with the SEC and also subjects us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is listed to trade in the over-the-counter securities market through the Financial Industry Regulatory Authority ("FINRA") Automated Quotation Bulletin Board System, under the symbol "BRMT".

The following table sets forth the quarterly high and low closing prices for our Common Stock during the last fiscal year, as reported by OTC Markets. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	CLOSING PRICE

	HI	LOW

July 31, 2017	$0.01	$0.01
October 31, 2017	$0.01	$0.01

The Company became effective on January 18, 2017 and first listed its common stock for trading on June 22, 2017.

Holders

As of October 31, 2017, we had 103 holders of our common stock and an unknown number of shareholders who hold stock in street name (CEDE & Co.)  As of such date, 31,645,000 shares were issued and outstanding.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deem relevant.

Equity Compensation Plan Information

None

Recent Sales of Unregistered Securities

Successor

Common Stock

On January 21, 2016, the Company issued 30,000,000 common shares, at a cost of $0.001 per share, to its three officers and directors and 1,000,000 common shares to a consultant to reimburse them for expenses incurred and for services provided.

Between February 8, 2016 and October 31, 2016, the Company sold 475,000 common shares units to third party investors at a cost of $0.50 per unit for total proceeds of $237,500. Each unit consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00. During the eight months ended October 31, 2017 (Successor) the Company issued 60,000 common shares at a cost of $0.50 per share for cash proceeds of $30,000 and 70,000 common shares issued for services and valued at $35,000 and accounted for as stock based compensation.

Predecessor

On October 31, 2016 Taylor Brothers Holdings, Inc had 10,000 authorized with a par value of $1.00 each and 1,200 issued and fully paid.

34

Common Stock Warrants

Between February 8, 2016 and October 31, 2016, the Company sold 475,000 common share units for $0.50 per unit, for a total of $237,500.  Each unit consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00.  The warrants vest upon grant date and expire between February 8, 2018 and October 31, 2018.

Transfer Agent

The transfer agent and registrar for our common stock is QuickSilver Stock Transfer located at 1980 Festival Plaza Dr., Ste. 530 Las Vegas, Nevada.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Rule 144 Shares

As of the date of this amended prospectus, we have issued 31,645,000 shares. Our officers and directors beneficially own 30,000,000 shares of our common stock and 99 investors who own 845,000 common shares. We have one advisor who owns 1,000,000 shares. We have a total of 103 shareholders including our directors. These shares are currently restricted under Rule 144. They will only be available for resale, within the limitations within of Rule 144, to the public if;

(a) We are no longer a shell company as defined under section 1b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalent.

(b) We have filed all Exchange Act reports required for at least 12 months; and

(c) If applicable, at least one year has elapsed from the time we filed current Form 10-type of information on Form 8K or other report changing our status from a shell to an entity that is not a shell company.

At present we are not considered a shell company as we have more than nominal non-cash assets and operations. If we subsequently meet the above requirements, our officers and directors would be entitled to sell within the three month period a number of shares that does not exceed the greater of 1% of the number of shares of our common stock the outstanding, or the average weekly trading volume of our company common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

35

INDEMNIFICATION

Our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Director shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to Indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of him being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his heirs and personal representatives against reasonable costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his respective heirs and legal representatives against all costs, charges and expenses incurred by him and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Director may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Idaho, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Recent sales of unregistered securities

On January 21, 2016, Bare Metal Standard issued 10,000,000 common shares to James Bedal, 10,000,000 common shares to Mike Taylor, 10,000,000 common shares to Jeffrey Taylor, for founder services valued at $30,000. We issued 1,000,000 common shares for $1,000 worth of services to Alan Shinderman. These shares were not registered, but were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Between February 8, 2016 and October 31, 2016, Bare Metal Standard sold 475,000 common shares to 32 investors. These shares were sold at a price of $0.50 per share. There were no underwriting discounts or commissions, as there were no underwriters. These shares were not registered, but were sold pursuant to an exemption from registration under Regulation D, Rule 506(b).

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance of the securities being registered hereby. All such expenses will be borne by Bare Metal Standard.

Amount
Item	(USS)
SEC Registration Fee	$1,510.50
Federal Taxes	0.00
State Taxes	0.00
Trustee and Transfer Agent Fees	1, 900.00
Cost of Printing and Engraving	1, 750.00
Legal	12,000.00
Accounting	15,000.00
Engineering	0.00

TOTAL	$32, 160.50

36

Reports

As a reporting company under the Securities Exchange Act of 1934, as amended, we are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

The Company is using QuickSilver Stock Transfer LLC located in Las Vegas NV. QuickSilver is a professional Transfer Agency registered with the U.S. Securities and Exchange Commission.

37

Bare Metal Standards, Inc.

Balance Sheets

(unaudited)

	July 31	October 31
	2018	2017
Assets
Current assets
Cash	20,171	$6,509
Accounts receivable	39,254	31,004
Accounts receivable - related parties	82,265	16,355
Inventory	8,159	31,971
Total current assets	149,849	85,839

Total assets	149,849	$85,839

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$66,252	$46,350
Bank line of credit	33,707	-
Related party note payable - current portion	1,853	-
Promissory note payable - current portion	17,217
Total current liabilities	119,030	46,350

Long term liabilities
Related party note payable	3,022	-
Promissory note payable	82,348	-
Total long term liabilities	85,370	-

Total liabilities	204,400	-
Stockholders' equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding as of October 31 , 2017 and 2016 respectively	-	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,845,000 and 31,645,000 shares issued and outstanding as of July 31, 2018 and
October 31, 2017	31,845	31,645
Additional paid-in capital	321,705	321,905
Accumulated deficit	(408,100)	(314,061)
Total stockholders' equity	(54,550)	39,489

Total liabilities and stockholders' equity	$149,849	$85,839

(see accompanying notes to unaudited financial statements)

38

Bare Metal Standard, Inc.

Statements of Operations

(unaudited)

	Nine Months	Five Months	Four Months
	Ended	Ended	Ended
	July 31, 2018	July 31, 2017	February 28, 2017
	Successor	Successor	Predecessor
Revenue
Product sales and services	$461,190	$191,866	$87,925
Product sales and services - related parties	221,299	124,295	59,363
Total revenue	682,489	316,161	147,288
Cost of revenue	223,423	80,756	-
Gross income	459,066	235,405	147,288

Operating expenses
General and administrative expenses	201,173	129,537	76,905
Depreciation and amortization	-	-	4,638
Administrative and officer compensation	348,496	190,044	129,819
Total operating expenses	549,669	319,581	211,362

Loss from operations	(90,604)	(84,176)	(64,074)

Other expense
Interest expense	3,436	-	(2,867)
Total other expense	3,436	-	(2,867)

Net loss	$(94,040)	$(84,176)	$(66,941)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(55.78)

Weighted average common shares outstanding
Basic and diluted	31,645,000	31,515,000	1,200

(see accompanying notes to unaudited financial statements)

39

Bare Metal Standard, Inc.

Statements of Cash Flows

(unaudited)

	Nine Months	Five Months	Four Months
	Ended	Ended	Ended
	July 31, 2018	July 31, 2017	February 28, 2017
	Successor	Successor	Predecessor
Cash flows from operating activities
Net (loss) income	$(94,039)	$5,291	(66,941)
Adjustments to reconcile net loss to net cash (used
in) operating activites
Depreciation	-	-	4,639
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(8,250)	(80,465)	14,580
(Increase) decrease in accounts receivable - related parties	(65,910)	(1,309)	177
Decrease in inventory	23,812	-	-
Increase in accounts payable	19,902	28,140	29,592
Net cash used in operating activities	(124,485)	(48,343)	(17,953)

Cash flows from financing activities
Proceeds received from note payable - related party	5,000	-	2,250
Repayment of note payable - related party	(125)	-	(34,587)
Bank line of credit	36,000	-	-
Repayment of line of credit	(2,293)	-	-
Note payable	100,000	-	-
Repayment of note payable	(435)	-	(2,839)
Net cash provided by financing activities	138,147		(35,176)

Increase in cash and cash equivalents	13,662	(48,343)	(53,129)
Cash, beginning balance	6,509	51,547	55,456
Cash, ending balance	$20,171	$3,204	$2,327

Supplementary information
Cash paid during the nine months:
Interest	$3,436		$2,856
Income taxes	$-		$-

(see accompanying notes to unaudited financial statements)

40

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, as Bare Metal Standard, Inc., (the Company) on November 12, 2015 under the laws of the State of Idaho. Bare Metal Standard provides management services for franchisees who perform fire prevention and mitigation services to commercial kitchens by cleaning their exhaust systems on a mandated schedule enforced by insurance and fire and safety prevention codes.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings, Inc. is considered a business. Thus, Taylor Brothers Holdings, Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity.

Bare Metal Standard is, currently, seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other discipline

Basis of Presentation

The accompanying unaudited interim financial statements of Bare Metal Standard, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the period  ended October 31, 2017 contained in the Company’s Form 10K originally filed with the Securities and Exchange Commission on September 26, 2018.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period ended October 31, 2017 as reported in the Company’s Form 10K have been omitted.

For periods after the commencement of the Management Agreement (March 1, 2017), the Company is referred to as the Successor and its results of operations includes, the results of operations from Bare Metal Standard for the nine months subsequent to October 31, 2017.   For periods previous to the inception of the Management Agreement, the Company is referred to as the Predecessor and its results of operations includes only Taylor Brothers Holdings Inc. operations.  A black line separates the nine months ended July 31, 2018 successor results from the five months successor plus the four months (predecessor) for the comparable nine month period ended July 31, 2017, to highlight the lack of comparability between these periods.

41

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of July 31, 2018 the Company had an accumulated deficit of $408,100 (successor) compared to $314,061, (predecessor) as of October 31, 2017., and had a net loss of $94,040 (successor) for the nine months ended July 31, 2018, $66,941 (predecessor) loss for the 4 months ending February 28, 2017 and $84,176 (successor) loss for the five months ended July 31, 2017.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Cash and Cash Equivalents

Cash as of July 31, 2018 successor and October 31, 2017 successor included cash on-hand.

Accounts Receivable and Allowance for Doubtful Accounts

The Company's accounts receivable consists, of amounts owing by franchisees for monthly royalty commitments and for product sales to customers, including the cost of freight incurred to ship the product and other services provided by virtue of the management agreement with Taylor Brothers. Accounts receivable are stated at the amount management expects to collect from the outstanding balances. Accounts receivable as of July 31, 2018, successor consists of $33,254 due from non-related parties and $88,265due from Taylor Brothers, Inc. a related party. Receivables at October 31, 2017 successor consists of $31,004 due from non-related parties and $16,335 from Taylor Brothers, Inc. a related party.

An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience, and management's evaluation at the end of the period.  Bad debts are written off against the allowance when identified. Bare Metal successor determined that no allowance was necessary for the nine months ended July 31, 2018 successor, nor the year ended October 31, 2017.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  At times such amounts may exceed federally insure limits.

Receivables arising from sales of the Company's products are not collateralized. As of July 31, 2018 successor, total accounts receivable were $121,519 of which $88,265 was owed by a related party.  Four unrelated customers represented approximately 89.4% (42.8%, 18.0%, 17.7%, and 10.90%) of non-related accounts receivable.  As of October 31, 2017 successor, total accounts receivable were $47,359 of which $16,355 was owed by a related party. Four unrelated customers represented approximately 96%% (40%, 25%, 16%, and 11%) of non-related accounts receivable. (See note 3)

42

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of July 31, 2018 successor nor as of October 31, 2017 successor.

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of July 31, 2018 (successor) nor as of October 31, 2017 (predecessor).

 Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventory consists of finished goods and consumables held for resale to franchisees, and is valued on an average cost basis.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses.  It is reviewed, at least, quarterly and the Company has determined that there was no need to reserve for obsolescence as of July 31, 2017 successor and October 31, 2017 (successor).

Property and Equipment

The Company successor does not possess any property or equipment.  Property and equipment owned by Taylor Brothers (predecessor) consists primarily of vehicles, leasehold improvements and computer equipment and is stated at cost.  Depreciation is computed using straight line accounting amortized over the useful life of the underlying asset.  Expenditures for repairs and maintenance are expensed as incurred

43

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company's revenue is derived from the sale of products, services and training to support the franchisees under its Management agreement with Taylor Brothers, as a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services.  The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue when a franchise agreement has been entered into and the franchise fee received. The Company recognizes revenue from the sale of products, royalties, and services when the product has been shipped or the services have been provided in accordance with the contract entered into with the customer. Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers. The Company has no responsibility for collections, of trade debt, owed to a franchisee by the franchisees’ clients and therefore will not create an allowance for potential uncollectable obligations owing to it by the franchisee, unless it is determined that the franchisee will default on its obligation the Company. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

The Company derives its revenue, primarily, from services and consulting. Therefore there are no direct costs, other than labor, associated with those activities. The cost of consumables, which are provided to promote consistency amongst franchisees consists of expendable materials and equipment, designed to provide consistency within operations. Costs are recognized when the related revenue is recorded.  Shipping and handling costs for all sales transactions are billed to the franchisee and are included in cost of goods sold for all periods presented.

General and Administrative Expenses

General and administrative expenses which includes advertising, promotional and selling expenses, consists of rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs.  Expenses are recognized when incurred.

Administrative and Officer Compensation

Administrative and officer compensation includes our officers, who are directly involved in management and our employees who provide daily supervision and management of operations. Expenses are recognized as incurred. Where necessary, unpaid compensation was accrued to coincide with reporting periods.

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of October 31, 2017, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

44

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

Predecessor

The Predecessor is a corporation; reports its own profits and losses, and has not had taxable income during the current reporting period.  Accordingly, no provision for income taxes has been reflected in these financial statements.  The Predecessor has no unrecognized tax benefits as of October 31, 2017.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method.   As the Company incurred a net loss for the nine months ended July 31, 2018, the five months ended July 31, 2017 and for the four months ended February 28, 2017 (predecessor), no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented. Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending January 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The Company believes that there will not be a material impact on its financial statements.

The FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation.

In March 2016, the FASB issued ASU No. 2016-09, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on February 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

45

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

 In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 2016-18 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements

NOTE 3 – MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

Bare Metal Standard (successor) has unrelated customers and one related party customer, whose revenue, during the nine months ended July 31, 2018 represented in excess of 10% of the total revenue and in excess of 10% of total accounts receivable.

Concentration of revenue and related party revenue-

During the nine months ended July 31, 2018 Bare Metal Standard (successor) invoiced royalties and sold product and services, including freight, totaling $221,299 or 32.4% of its total revenue, to one related company, Taylor Brothers Inc. and $461,190 of non-related party revenue or (38.5%,15%,14% and 11%), respectively, to four non-related parties. During the five months ended July 31, 2017, Bare Metal invoiced $191,866 of non-related party revenue, or (32%, 19%, 16% and 15%), respectively, to four unrelated parties, and $124,295or 40% to one related party.

46

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

Concentration of accounts receivable and related party accounts receivable-

Receivables arising from sales of the Company's products are not collateralized. As of July 31, 2018, total accounts receivable were $121,519 of which $88,265 was owed by a related party. As of July 31, 2018 (successor), four customers represented approximately 90% (43%, 18%, 18%, and 11%) of non-related accounts receivable.  As of October 31, 2017, total accounts receivable were $47,359 of which $16,355 was owed by a related party.

NOTE 4 – INVENTORY

Inventories consist of finished goods consumables that are provided to franchisees as a vehicle to maintain consistency of operations.  The items are recorded at cost and sold to the franchisees with a nominal mark-up.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial.  Inventories are stated at the lower of cost, determined by average cost, or market.

NOTE 5 – NOTES PAYABLE

On June 13, 2018 the Company borrowed $100,000 from a non-related investor. The note is repayable over sixty months with payments of $1,434 at an interest cost of 12%. The note is collateralized by 200,000 units of the Company’s common stock and will be returned to the Company when the note is paid in full. Each unit consists of one common share purchased at a cost of $0.50 per share and one warrant to purchase one common share at a cost of $2.00 per common share. The warrants do not vest and are not exercisable within twenty-four months, from the date of issuance of the common shares. On July 31, 2018 the note had been reduced by $435.

On November 14, 2017 the Company opened a line of credit with a bank in the amount of $40,000 bearing interest at the bank prime rate plus 8.5%. On July 31, 2018 there was $33,707 outstanding.

NOTE 6 – RELATED PARTY DEBT AND TRANSACTIONS

On July 10, 2018 the Company borrowed $5,000 from a related party. The note is unsecured, bears interest at 7%, and is repayable by 36 equal monthly payments of $154 principal and interest. On July 31, 2018 the balance was reduced by $125.

NOTE 7 – STOCKHOLDER'S EQUITY

Successor

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value of $0.001. There are none issued.

Common Stock

The Company is authorized to issue 80,000,000 shares of common stock, $0.001 par value. During the eight months ended October 31, 2017, the Company (successor) sold, for cash, 60,000 of its common shares, at a cost of $0.50 per share for total proceeds of $30,000, and issued 70,000 common shares for services with a value $35,000 and accounted for as stock based compensation.

On July 13, 2018, the Company issued 200,000 common share units, which included warrants, as collateral, to be exercised upon default.

NOTE 8 – COMMON STOCK WARRANTS

Between March 1, 2017 and October 31, 2017 the Company (successor) did not sell any commons stock units, each unit outstanding as of October 31, 2017 consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00.The warrants vested upon grant date and will expire between February 8, 2018 and October 31, 2018. None expired during the eight months ended October 31, 2017.

47

BARE METAL STANDARD, INC.

Notes to Unaudited Financial Statements

For the nine months ended July 31, 2018 and the year ended October 31, 2017 Bare Metal Standard, Inc. (Successor), the five months ended July 31, 2018 and the four months ended February 28, 2017 (Predecessor).

A summary of our stock warrant activity for the period through July 31, 2018 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at beginning of period	515,000	2.00	0.73
Granted during the period	-	-	-
Expired during the period	(250,000)	2.00	-
Outstanding at end of period	355,000	$2.00	0.024

Exercisable at end of period	355,000	$2.00	0.24

 NOTE 9 – COMMITMENTS AND CONTINGENCIES

Management agreement

On March 1, 2017, the Company entered into a management agreement with Taylor Brothers Holdings, Inc. to provide all of the services and to conduct all of the activities that were agreed to be undertaken by Taylor Brothers under the Franchise Agreements for providing certain administrative support, including Franchisee training, development of operations manuals and other materials for use by Taylor Brothers’ franchisees; and develop and establish support infrastructures that the Company determines are necessary and appropriate to satisfy Taylor Brothers obligations under the Franchise Agreements. In consideration of the services provided Bare Metal shall be responsible to invoice and collect, per the terms of the Franchise Agreements, under management. All fees so collected will constitute the fees owing under the management agreement. The Agreement does not have a termination date but may be cancelled by either party with appropriate notice.

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Bare Metal Standard, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bare Metal Standard, Inc. (the “Company” or “Successor”) as of October 31, 2017 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the eight months ended October 31, 2017, and the related notes (collectively referred to as the “financial statements”). We have also audited the accompanying balance sheet of Taylor Brothers Holdings, Inc. (the “Predecessor”) as of October 31, 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the four months ended February 28, 2017 and the year ended October 31, 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2017 and the Predecessor as of October 31, 2016, and the results of their operations and their cash flows for the eight months ended October 31, 2017 and the four months ended February 28, 2017 and the year ended October 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company and the Predecessor will continue as a going concern. As discussed in Note 1 to the financial statements, the Company and the Predecessor have suffered recurring losses from operations and have a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s and the Predecessor’s management. Our responsibility is to express an opinion on the Company’s and the Predecessor’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and the Predecessor in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company and the Predecessor are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's and the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2016.

Houston, Texas

September 25, 2018

49

Bare Metal Standard, Inc.

Balance Sheets

ASSETS
	October 31, 2017	October 31, 2016
	Successor	Predecessor
CURRENT ASSETS
Cash	$6,509	$55,456
Accounts receivable	31,004	38,526
Accounts receivable - related parties	16,355	15,274
Inventory	31,971	-
Total current assets	85,839	109,256
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment - net		31,051
Total property, plant and equipment	-	31,051

Total assets	$85,839	$140,307

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$46,350	$13,880
Accounts payable - related parties	-	1,924
Short term debt - related party	-	24,387
Note payable	-	156,026
Current portion of long term debt	-	9,752
Total current liabilities	46,350	205,969

LONG TERM DEBT
Note payable	-	19,727
Other payable	-	351
Total long term debt	-	20,078

Total liabilities	-	226,047

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,645,000 issued and outstanding	31,645	-
Common stock, $1.00 par value; 12,000 shares authorized;
1,200 shares issued and outstanding	-	1,200
Additional paid-in capital	321,905	-
Accumulated deficit	(314,061)	(86,940)
Total stockholders' equity (deficit)	39,489	(85,740)

Total liabilities and stockholders' equity (deficit)	$85,839	$140,307

See accompanying notes which are an integral part of these financial statements

50

Bare Metal Standard, Inc.

Statements of Operations

	Eight Months	Four Months
	Ended	Ended	Year Ended
	October 31, 2017	February 28, 2017	October 31, 2016
	Successor	Predecessor	Predecessor

Revenue
Product sales and services	$292,996	$87,925	$292,788
Product sales and services - related parties	201,429	59,363	323,019
Total revenue	494,425	147,288	615,807

Cost of revenue	86,366	-	9,769
Gross income	408,059	147,288	606,038

Operating expenses
General and administrative expenses	178,783	76,905	152,976
Depreciation and amortization	-	4,638	13,914
Administrative and officer compensation	309,098	129,819	428,441
Total operating expenses	487,881	211,362	595,331

Income (Loss) from operations	(79,822)	(64,074)	10,707

Other income (expense)
Interest expense	-	(2,867)	(8,558)
Total other income (expense)	-	(2,867)	(8,558)

Net income (loss)	$(79,822)	$(66,941)	$2,149

Basic and diluted net loss per common shares	$(0.00)	$(55.78)	$1.79

Weighted average number of common shares	31,537,712	1,200	1,200
outstanding - basic and diluted

See accompanying notes which are an integral part of these financial statements

51

BARE METAL STANDARD, INC.

Statements of Stockholders' Equity (Deficit)

For the year ended October 31, 2016 and four months ended February 28, 2017 (Predecessor) and for the eight months ended October 31, 2017 (Successor)

	Common Stock
	Shares	Par Value	Additional Paid in Capital	Accumulated deficit	Total
PREDECESSOR
Balances at October 31, 2015	1,200	$1,200	$-	$(89,089)	$(87,889)
Net income for the year ended October 31, 2016	-	-	-	2,149	2,149
Balances at October 31, 2016	1,200	1,200	-	(86,940)	(85,740)
Net loss for the four months ended February 28, 2017	-	-	-	(66,941)	(66,941)
Balances at February 28, 2017	1,200	$1,200	$-	$(153,881)	$(152,681)

SUCCESSOR
Balances at March 1, 2017	31,515,000	$31,515	$257,035	$(234,239)	$54,311
Common shares sold for cash	60,000	60	29,940	-	30,000
Common shares issued for services	70,000	70	34,930	-	35,000
Net loss for the eight months ended October 31, 2017	-	-	-	(79,822)	(79,822)
Balances at October 31, 2017	31,645,000	$31,645	$321,905	$(314,061)	$39,489

See accompanying notes which are an integral part of these financial statements

52

Bare Metal Standard, Inc.

Statements of Cash Flows

	Eight Months	Four Months	Year
	Ended	Ended	Ended
	October 31, 2017	February 28, 2017	October 31, 2016
	Successor	Predecessor	Predecessor

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(79,822)	$(66,941)	$2,149
Adjustments to reconcile net loss to
cash (used in) provided by operating activities
Common stock issued for services	35,000	-	-
Depreciation	-	4,639	13,914
Changes in operating assets and liabilities
(Increase) Decrease in accounts receivable	(22,239)	14,580	1,885
(Increase) Decrease in related party accounts receivable	(16,355)	177	(1,320)
(Increase) Decrease in inventory	(20,404)	-	-
Increase (Decrease) in accounts payable	28,782	29,592	(11,889)
Cash provided by (used in) operating activities	(75,038)	(17,953)	4,739

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of related party note payable	-	(34,587)	(72,135)
Proceeds received from related party note payable	-	2,250	109,022
Repayment of note payable	-	(2,839)	(8,252)
Sale of common stock for cash	30,000	-	-
Cash flows provided by financing activities	30,000	(35,176)	28,635

Net change in cash	(45,038)	(53,129)	33,374

Cash at beginning of period	51,547	55,456	22,082
Cash at end of period	$6,509	$2,327	$55,456

Supplementary information
Cash paid during the year for:
Interest	$-	$2,856	$8,558
Income taxes	$-	$-	$-

See accompanying notes which are an integral part of these financial statements

53

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, as Bare Metal Standard, Inc., (the Company) on November 12, 2015 under the laws of the State of Idaho. Bare Metal Standard provides management services for franchisees who perform fire prevention and mitigation services to commercial kitchens by cleaning their exhaust systems on a mandated schedule enforced by insurance and fire and safety prevention codes.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings, Inc. is considered a business. Thus, Taylor Brothers Holdings, Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity.

Bare Metal Standard is, currently, seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other discipline

Basis of Presentation

The accompanying audited financial statements and related footnotes have been presented on a comparative basis in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and with the Securities and Exchange Commission’s (or SEC) instructions for the Form 10-K.

For periods after the commencement of the Management Agreement (March 1, 2017), the Company is referred to as the Successor and its results of operations includes, only, the results of operations from Bare Metal Standard for the eight months subsequent to March 1, 2017.   For periods previous to the inception of the Management Agreement, the Company is referred to as the Predecessor and its results of operations includes only Taylor Brothers Holdings Inc. operations.  A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these periods.

54

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $314,061, (Successor) as of October 31, 2017 and $86,940 as of as of October 31, 2016 (Predecessor), respectively, and had net losses of $79,822 for the eight months ended October 31, 2017 (Successor); $66,941 for the four months ended February 28, 2017 (Predecessor); and net income of $2,149 (Predecessor) for the year ended October 31, 2016. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Cash and Cash Equivalents

Cash as of October 31, 2017 (Successor) and October 31, 2016 (Predecessor) included cash on-hand.

55

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Accounts Receivable and Allowance for Doubtful Accounts

The Company's accounts receivable consists, of amounts owing by franchisees for monthly royalty commitments and for product sales to customers, including the cost of freight incurred to ship the product and other services provided by virtue of the management agreement with Taylor Brothers. Accounts receivable are stated at the amount management expects to collect from the outstanding balances. Accounts receivable as of October 31, 2017, (Successor) consists of $31,004 due from non-related parties and $16,355 due from Taylor Brothers, Inc. a related party. Receivables at October 31, 2016 (Predecessor) consists of $38,526 due from non-related parties and $15,274 from Taylor Brothers, Inc. a related party.

An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience, and management's evaluation at the end of the period.  Bad debts are written off against the allowance when identified. Bare Metal (Successor) determined that no allowance was necessary for the eight months ended October 31, 2017 (Successor), nor the four months ended February 28, 2017, Taylor Brothers Holdings (Predecessor) nor the year ended October 31, 2016 by Taylor Brothers Holdings (Predecessor)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  At times such amounts may exceed federally insure limits.

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2017 (Successor), total accounts receivable were $47,359 of which $16,355 was owed by a related party. As of October 31, 2017 (Successor), four customers represented approximately 91%(40%, 25%, 16%, 11%) of non-related accounts receivable.  As of October 31, 2016 (Predecessor), total accounts receivable were $53,800 of which $15,274 was owed by a related party. As of October 31, 2016 (Predecessor), four customers represented approximately 96%% (40%, 30%, 16%, and 10%) of non-related accounts receivable. (See note 3)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

56

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of October 31, 2017 (Successor) nor as of October 31, 2016 (Predecessor).

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of October 31, 2017 (Successor) nor as of October 31, 2016 (Predecessor).

 Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventory consists of finished goods and consumables held for resale to franchisees, and is valued on an average cost basis.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses.  It is reviewed, at least, quarterly and the Company has determined that there was no need to reserve for obsolescence as of October 31, 2017 (Successor) and October 31, 2016 (Predecessor).

57

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Property and Equipment

The Company (Successor) does not possess any property or equipment.  Property and equipment owned by Taylor Brothers (Predecessor) consists primarily of vehicles, leasehold improvements and computer equipment and is stated at cost.  Depreciation is computed using straight line accounting amortized over the useful life of the underlying asset.  Expenditures for repairs and maintenance are expensed as incurred

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company's revenue is derived from the sale of products, services and training to support the franchisees under its Management agreement with Taylor Brothers, as a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services.  The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue when a franchise agreement has been entered into and the franchise fee received. The Company recognizes revenue from the sale of products, royalties, and services when the product has been shipped or the services have been provided in accordance with the contract entered into with the customer. Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers. The Company has no responsibility for collections, of trade debt, owed to a franchisee by the franchisees’ clients and therefore will not create an allowance for potential uncollectable obligations owing to it by the franchisee, unless it is determined that the franchisee will default on its obligation the Company. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

The Company derives its revenue, primarily, from services and consulting. Therefore there are no direct costs, other than labor, associated with those activities. The cost of consumables, which are provided to promote consistency amongst franchisees consists of expendable materials and equipment, designed to provide consistency within operations. Costs are recognized when the related revenue is recorded.  Shipping and handling costs for all sales transactions are billed to the franchisee and are included in cost of goods sold for all periods presented.

General and Administrative Expenses

General and administrative expenses which includes advertising, promotional and selling expenses, consists of rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs.  Expenses are recognized when incurred.

58

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Administrative and Officer Compensation

Administrative and officer compensation includes our officers, who are directly involved in management and our employees who provide daily supervision and management of operations. Expenses are recognized as incurred. Where necessary, unpaid compensation was accrued to coincide with reporting periods.

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of October 31, 2017, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Predecessor

The Predecessor is a corporation; reports its own profits and losses, and has not had taxable income during the current reporting period.  Accordingly, no provision for income taxes has been reflected in these financial statements.  The Predecessor has no unrecognized tax benefits as of October 31, 2016.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method.   As the Company incurred a net loss the eight months ended (Successor) and four months ended October 31, 2017 (Predecessor)) and minimal net income for the year ended October 31, 2016 (Predecessor), no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

59

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented. Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending January 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The Company believes that there will not be a material impact on its financial statements.

The FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation.

In March 2016, the FASB issued ASU No. 2016-09, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on February 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

60

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 2016-18 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

61

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements

NOTE 3 – MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

Bare Metal (Successor) has unrelated customers and one related party customer, whose revenue, during the eight months ended October 31, 2017 represented in excess of 10% of the total revenue and in excess of 10% of total accounts receivable.

Concentration of revenue and related party revenue-

During the eight months ended October 31, 2017 Bare Metal (Successor) invoiced royalties and sold product and services, including freight, totaling $201,429 or 41% of its total revenue, to one related company, Taylor Brothers Inc. and $243,455 of non-related party revenue or (35%,17%,16% and 12%), respectively, to four non-related parties. During the four months ended February 28, 2017, Taylor Brothers Holdings (Predecessor) invoiced $58,741 of non-related party revenue, or (34%,21%,19% and 18%), respectively, to four unrelated parties, and $59,363 or 41% to one related party. During the year ended October 31, 2016 Taylor Brothers Holdings (Predecessor) invoiced $247,138 of non-related party revenue or (31%,28%,15% and 10%) respectively, to four unrelated company and $323,019 or 53% to one related party Company.

Concentration of accounts receivable and related party accounts receivable-

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2017 (Successor), total accounts receivable were $47,359 of which $16,355 was owed by a related party. As of October 31, 2017 (Successor), four customers represented approximately 91% (40%, 25%, 16%, 11%) of non-related accounts receivable.  As of October 31, 2016 (Predecessor), total accounts receivable were $53,800 of which $15,274 was owed by a related party. As of October 31, 2016 (Predecessor), four customers represented approximately 96% (40%, 30%, 16%, and 10%) of non-related accounts receivable.

NOTE 4 – INVENTORY

Inventories consist of finished goods consumables that are provided to franchisees as a vehicle to maintain consistency of operations.  The items are recorded at cost and sold to the franchisees with a nominal mark-up.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial.  Inventories are stated at the lower of cost, determined by average cost, or market.

62

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

NOTE 5 – NOTES PAYABLE (PREDECESSOR)

Notes payable, by Taylor Brothers Holdings (Predecessor) at October 31, 2016, consists of a working capital loan, in the amount of $156,026, secured by predecessor’s assets and personally guaranteed by our directors. The loan originated on July 18, 2016, bears interest at the rate of 5.5% and had a maturity date of March 5, 2018. The balance, including accrued interest, was due in a single payment on March 5, 2018. Interest, only, was paid during the year ended October 31, 2016. The loan is presently in default and is being restructured.

Note payable, by Taylor Brothers Holdings, (Predecessor) at October 31, 2016 in the amount of $29,479, consists of a vehicle loan, originated on January 30, 2015 with 59 equal monthly payments of $813, bearing interest at the rate of 4.34%, and collateralized by the vehicle and personally guaranteed by our directors. $9,752 is due in monthly payments and is a current liability with the remainder of $19, 727 being disclosed as long term debt. Principal was reduced by $8,252 during the year ended October 31, 2016 and $2,839 during the four months ended February 28, 2017.

NOTE 6 – RELATED PARTY DEBT AND TRANSACTIONS

Related party debt, in the amount of $24,387 at October 31, 2016 (Predecessor) consisted of unsecured non–interest bearing and due on demand working capital advances from a related party – Taylor Brothers Distributing, Inc. (a Company with common officers and directors) During the eight months ended October 31, 2017, Bare Metal (Successor) purchased $7,602 worth of inventory from Taylor Brothers Distributing.

The related party payable, in the amount of $1,924, Taylor Brothers Holdings, (Predecessor) resulted from the acquisition of supplies and products from two related companies. A total of $1,760 owing to Taylor Brothers Distributing, Inc. was repaid in two instalments on November 11 and November 16, 2016. The remaining total, of $164, was repaid to a Taylor Brothers, Inc. a franchisee on November 14, 2016.

We have entered into an agreement with Taylor Brothers Inc. (a Company with common officers and directors) to use their offices. The rent will be $5,000 per month, when Bare Metal Standard completes required funding to support ongoing operations.

NOTE 7 – STOCKHOLDER'S EQUITY

Predecessor

Common stock

Taylor Brothers Holdings (Predecessor) is authorized to issue 12,000 shares of common stock, par value of $1.00. There are 1,200 issued.

63

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Successor

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value of $0.001. There are none issued.

Common Stock

The Company is authorized to issue 80,000,000 shares of common stock, $0.001 par value. During the eight months ended October 31, 2017, the Company (Successor) sold, for cash, 60,000 of its common shares, at a cost of $0.50 per share for total proceeds of $30,000, and issued 70,000 common shares for services with a value $35,000 and accounted for as stock based compensation.

NOTE 8 – COMMON STOCK WARRANTS

Between March 1, 2017 and October 31, 2017 the Company (Successor) did not sell any commons stock units, each unit outstanding as of October 31, 2017 consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00.The warrants vested upon grant date and will expire between February 8, 2018 and October 31, 2018. None expired during the eight months ended October 31, 2017.

A summary of our stock warrant activity for the period from March 1, 2017 through October 31, 2017 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at beginning of period - March 1, 2017	515,000	2.00	1.40
Outstanding at end of period - October 31, 2017	515,000	$2.00	1.40

Exercisable at end of period - October 31, 2017	515,000	$2.00	-

 NOTE 9 – COMMITMENTS AND CONTINGENCIES

Management agreement

On March 1, 2017, the Company entered into a management agreement with Taylor Brothers Holdings, Inc. to provide all of the services and to conduct all of the activities that were agreed to be undertaken by Taylor Brothers under the Franchise Agreements for providing certain administrative support, including Franchisee training, development of operations manuals and other materials for use by Taylor Brothers’ franchisees; and develop and establish support infrastructures that the Company determines are necessary and appropriate to satisfy Taylor Brothers obligations under the Franchise Agreements. In consideration of the services provided Bare Metal shall be responsible to invoice and collect, per the terms of the Franchise Agreements, under management. All fees so collected will constitute the fees owing under the management agreement. The Agreement does not have a termination date but may be cancelled by either party with appropriate notice.

64

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

NOTE 10 – INCOME TAXES

Successor

The Company’s net operating loss carryover of $283,061 as of October 31, 2017, will expire in 2037. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to its use in future years. The Company’s tax returns for the years ended October 31, 2015 through October 31, 2017 are open for IRS audit.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at October 31, 2017, which were fully offset by a valuation allowance.

Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not.  To the extent that we will not realize a future tax benefit, a valuation allowance is established.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

October 31, 2017
Net operating loss carry forward	$52,932

Less: valuation allowance	(52,932)
Net deferred tax asset	$-

65

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

Predecessor

Taylor Brothers Holdings, Inc., (Predecessor) is a corporation and is responsible for income tax purposes to report its own operations.  Accordingly, no provision for income taxes has been reflected in these financial statements.  Previous to its 2016 tax year the Predecessor was an S corporation for tax purposes and, therefore, did not require a valuation allowance. The Predecessor has no unrecognized tax benefits.

NOTE 11 – SUBSEQUENT EVENTS

On November 1, 2017 Bare Metal entered into an Intellectual Property License Agreement with Taylor Brothers Holdings, Inc. to license certain intellectual property. The agreement is for ninety-nine years at a cost of $2,000 per month.

On November 14, 2017 the Company opened a $40,000 line of credit with Wells Fargo Bank. Interest is charged at the rate of Wells Fargo prime plus 8.5% plus an annual fee of $175.

On June 13, 2018, the Company borrowed $100,000 from an unrelated third party. The loan was collateralized by 200,000 units of Bare Metal equity consisting of one share of common stock and the right to acquire, within twenty-four months, one additional share of common stock at a cost of $2.00 per warrant. The note is to be repaid at the rate of $1,435 per month, commencing July 10, 2018, and has a maturity date of the earlier of May 31, 2018 or a change of control. During periods in which there is no default, interest is calculated at the rate of 12% per annum.

On July 10, 2018, the Company borrowed $5,000 from the Company’s president. The note is to be repaid at the rate of $154 per month, commencing July 20, 2018, and has a maturity date of the earlier of June 10, 2018 or a change of control. During periods in which there is no default, interest is calculated at the rate of 7% per annum.

66

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Bare Metal Standard, Inc.

Boise, Idaho

We have audited the accompanying balance sheet of Bare Metal Standard, Inc.  (the “Company”) as of October 31, 2016 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from November 12, 2015 (inception) through October 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of the Company present fairly, in all material respects, its financial position as of October 31, 2016, and the results of its operations and its cash flows for the period from November 12, 2015 (inception) through October 31, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss and has not generated revenues from inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
Houston, Texas
January 4, 2017

67

Bare Metal Standard, Inc.

Balance Sheet

October 31,
2016

Assets
Current assets
Cash	$87,488
Total current assets	87,488

Total assets	$87,488

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$16,249
Loan from shareholder	-

Total current liabilities	16,249

Stockholders' equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding as of October 31, 2016	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,475,000 and 31,000,000 shares issued and outstanding as of October 31, 2016	31,475
Additional paid-in capital	237,075
Accumulated deficit	(197,311)
Total stockholders' equity	71,239

Total liabilities and stockholders' equity	$87,488

(See accompanying notes to  financial statements)

68

Bare Metal Standard, Inc.

Statement of Operations

From inception
November 12, 2015
through
October 31, 2016

Revenue	$-

Gross income	-

Operating expenses
General and administrative expenses	79,224
Legal	118,087
Total operating expenses	197,311

Loss from operations	(197,311)

Net loss	$(197,311)

Basic and diluted net loss per common share	$(0.01)

Weighted average common shares outstanding
Basic and diluted	25,019,266

(See accompanying notes to  financial statements)

69

Bare Metal Standard, Inc.

Statement of Stockholders' Equity

From November 12, 2015 (Inception) through October 31, 2016

	Preferred		Common		Additional Paid	Accumulated	Stockholders'
	Shares	Par	Shares	Par	In Capital	Deficit	Equity

Balances at inception, November 12, 2015	-	$-	-	$-	$-	$-	$-

Common stock issued for services	-	-	31,000,000	31,000	-	-	31,000

Common stock and warrants issued for cash	-	-	475,000	475	237,025	-	237,500

Forgiveness of debt - related party	-	-	-	-	50	-	50

Net loss for the period	-	-	-	-	-	(197,311)	(197,311)

Balances as of October 31, 2016	-	$-	31,475,000	31,475	237,075	(197,311)	71,239

(See accompanying notes to  financial statements)

70

Bare Metal Standard, Inc.

Statement of Cash Flows

From inception
November 12, 2015
through
October 31, 2016
Cash flows from operating activities
Net loss	$(197,311)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	31,000
Changes in operating assets and liabilities:
Increase in accounts payable	16,249
Net cash used in operating activities	(150,062)

Cash flows from financing activities
Loan from related party	50
Cash received from sale of common stock and warrants	237,500
Net cash provided by financing activities	237,550

Increase in cash and cash equivalents	87,438

Cash,, beginning balance	-

Cash, ending balance	$87,438

Supplementary information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Non-cash financing and investing activities
Forgiveness of related party loan payable	$50

(See accompanying notes to  financial statements)

71

Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Bare Metal Standard, Inc., on November 12, 2015 under the laws of the State of Idaho.  The Company plans to engage in the business of kitchen exhaust cleaning.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of Bare Metal Standard, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists of petty cash, checking, savings, and money market accounts.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of October 31, 2016.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federal insured limits.

Revenue Recognition

Revenue will consist of professional services provided and product sales at market minus any discount afforded to a client or customer.

Revenue will be recognized when persuasive evidence of an arrangement exists, pricing is fixed and determinable, collection is reasonably assured and delivery or performance of service has occurred. Customer prepayments are reflected as deferred revenue as long as there is persuasive evidence that the purchased product will be shipped within a reasonable time.

Sales revenue will be recognized upon the completion of provided professional services or the shipment of merchandise to customers.

Advertising

Advertising costs are anticipated to be expensed as incurred, however, there were no advertising costs included in general and administrative expenses for the period from inception (November 12, 2015) thru October 31, 2016.

72

Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

Related Parties

The Company accounts for all transactions and balances with related parties in accordance with ASC 850, “Related Party Disclosures”.

Fair Value of Financial Instruments

Fair value estimates will be based on market assumptions and pertinent information available to management as of the date of financial statements.

The Company did not engage in any transaction involving derivative instruments.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Share-based Compensation

The Company will recognize share-based compensation, including stock option grants, warrants and restricted stock grants at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered will be recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the vesting period.

Dividends

The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors.   The Company does not intend to pay any cash dividends in the foreseeable future but intends to retain all earnings, if any, for use in the business.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. As of October 31, 2016, there were no potentially dilutive securities included in the calculation as their effect was anti-dilutive.

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Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

 The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of October 31, 2016, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of October 31, 2016, no income tax expense has been incurred.

Risks and Uncertainties

The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through October 31, 2016 and believes that none of them will have a material effect on the company’s financial statements.

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Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception the Company has been engaged, substantially, in financing activities and developing its business plan. As shown in the financial statements, during the period from inception on November 12, 2015 through October 31, 2016, the Company incurred net losses of $197,311 and as of the same date had an accumulated deficit of $197,311.  If the Company is unable to generate profits and is unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is taking steps to provide the necessary capital to continue its operations. These steps include, but are not limited to: 1) raising equity financing; 2) developing the business model to generate sales.

NOTE 4 – RELATED PARTY TRANSACTIONS

During November 2015, the Company CEO loaned the Company $50 as an unsecured open line of credit which was unpaid at January 31, 2016 and was forgiven by the CEO during the period ended October 31, 2016, and considered a capital contribution.

NOTE 5 – INCOME TAXES

The net operating loss carryover of $166,311, as of October 31, 2016, will expire in 2036.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forward may be limited as to its use in future years.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

November 12, 2015 (Inception)
Through
October 31
2016
Net operating loss carry forward	56,546
Less: valuation allowance	(56,546)
Net deferred tax asset	$-

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Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

NOTE 6 - STOCKHOLDERS' EQUITY

As of October 31, 2016, there were 80,000,000 shares of common stock authorized having a par value of $0.001 and there were 31,475,000 issued and outstanding and an accumulated deficit of $197,311.

Preferred Stock

As of October 31, 2016, there were 20,000,000 preferred shares authorized having a par value of $0.001, and none issued.

Common Stock

On January 21, 2016, the Company issued 30,000,000 common shares, at a cost of $0.001 per share, to its three officers and directors and 1,000,000 common shares to a consultant to reimburse them for expenses incurred and for services provided.

Between February 8, 2016 and October 31, 2016, the Company sold 475,000 common shares units to third party investors at a cost of $0.50 per unit for total proceeds of $237,500. Each unit consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00

Common Stock Warrants

Between February 8, 2016 and October 31, 2016 the Company sold 475,000 common share units for $0.50 per unit, for a total of $237,500.  Each unit consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00.  The warrants vest upon grant date and expire between February 8, 2018 and October 31, 2018.

A summary of our stock warrant activity for the period from November 12, 2015 through October 31, 2016   is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at November 12, 2015 (Inception)	-	-	-
Granted during the period	475,000	$2.00	1.70
Outstanding at October 31, 2016	475,000	$2.00	1.70

Exercisable at October 31, 2016	475,000	$2.00	1.70

The intrinsic value of “in the money” exercisable warrants at October 31, 2016 was $Nil.

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Bare Metal Standard, Inc.

Notes to Financial Statements

For the period from Inception (November 12, 2015) through October 31, 2016

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to October 31, 2016 and through January 4, 2017, the Company has sold an additional 40,000 common share units, for $0.50 per unit, to third party investors, for a total of cash proceeds of $20,000.

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UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boise, Idaho on October 9, 2018.

Bare Metal Standard Inc.

By:	/s/ James Bedal
James Bedal
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James Bedal	Chief Executive Officer, Chief Financial Officer and Director	October 9, 2018
James Bedal	(Principal Executive, Financial and Accounting Officer)

/s/ Jeffrey Taylor	Secretary and Director	October 9, 2018
Jeffrey Taylor

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INDEX OF EXHIBITS

Exhibits		Description

Exhibit	3.1	Articles of Incorporation**
Exhibit	3.2	Bylaws (incorporated by reference from the Company’s Registration Statement on Form S-1/A Amendment No. 2 filed on July 20, 2016)

Exhibit	4.3	Warrant for Shares Agreement**

Exhibit	5.1	Legal Opinion and Consent of Frederick C Bauman, Attorney*

Exhibit	23.1	Consent of MaloneBailey *

*	Filed herewith.
**	Previously filed

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